Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 29, 2014, in the Registration Statement (Form S-1 No. 333-200043) and related Prospectus of On Deck Capital, Inc. dated November 21, 2014.

/s/ Ernst & Young LLP

New York, New York

November 21, 2014